EXHIBIT 99.0

Data I/O Reports First Quarter 2026 Results

Strategic Progress Accelerated with Transformational Acquisition and Launch of The NEW Data I/O, Including New Programming-as-a-Service Revenue Model

Second Quarter Revenue Guidance for Approximately 20% Sequential Growth from First Quarter

Redmond, WA – May 14, 2026 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 and Recent Highlights

•	Transformational acquisition announced
•	$9 million direct investment strengthens balance sheet
•	Bookings of $4.2 million increase sequentially and from prior year period
•	Operating expenses excluding 1x items declines sequentially and from prior year period
•	Operating loss declines sequentially excluding 1x items
•	Operating expense optimizations implemented since beginning of 2026 total reduction of approximately $1.8 million annual run rate
•	Introduction of The NEW Data I/O -- Phase One of a broader digital roadmap; new website
•	Launched on-site Programming-as-a-Service (PaaS)

2026 Business Framework

Following significant progress with the Company’s strategic plan and the transformational acquisition, Data I/O is providing an update to its business framework for 2026 and is addressing its second quarter results.  The update is solely based on organic growth and the consolidation of anticipated results for the acquisition in the second half of 2026, assuming the closing occurs after June 30, 2026.  Additional inorganic initiatives may be incremental to the framework provided herein.

•	Organic revenue growth for 2026 over 2025
•	Second quarter 2026 revenue guidance of $5.0-5.4 million, implying a minimum of approximately 20% sequential growth from the first quarter which includes delayed first quarter sales
•	Acceleration of re-occuring and other services revenues
•	Entry into Programming Services market
•	Operational optimizations driving improved gross margins
•	Expense reductions of an additional $1 million run rate beyond the benefit of previously implemented structural and operational cost improvements
•	AI deeply engrained across all functional departments

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Management Comments

Commenting on the financial results for the first quarter ended March 31, 2026 and recent developments, William Wentworth, President and CEO of Data I/O Corporation, said, “After nearly a year of strategic planning and organizational optimization, we are extraordinarily excited to have announced a transformational acquisition and major direct investment in the company. The acquisition, valued at $23 million, is expected to be completed by the end of the third quarter and will nearly double our revenues on an annual basis. More importantly, the acquisition checks every significant strategic box we’ve been talking about for the past year that is needed to position Data I/O at the forefront of the device programming industry and expands our addressable market beyond $1 billion annually.

“The acquisition will provide Data I/O with unprecedented scale and is expected to be accretive to our consolidated profit and cash flow. We are acquiring the business from its private equity ownership who expressed confidence in the value of the combined business by taking approximately 15% of the purchase price in Data I/O stock. Our progress and strategic growth plan were further validated through a $9 million direct investment by a single institutional investor who will become our single largest shareholder.

“Beyond these two monumental corporate developments, Data I/O’s first quarter performance reflects a business transition gaining traction on an organic basis. Costs are coming down, customer activity is building, and we are executing against a plan that is tracking nearly one year ahead of schedule. Revenue of $3.3 million and continued negative Adjusted EBITDA are consistent with where we are in the recovery curve. What gives us confidence in the trajectory is the demand environment: customer engagement at the end of 2025 carried through the first three months of 2026 and into the second quarter, with increasing urgency around Edge AI infrastructure build-outs and security provisioning requirements. As we continue to successfully implement new sales models for broader diversification of our business, we expect this to translate into meaningfully higher revenue as we move through the year.

“The structural work of our planned transition is nearing completion. Our German operations were modified early in the first quarter for operational efficiency and to reflect a more diversified global organizational framework which is expected to lead to an approximate reduction in operating expenses of $1 million annually. This was a proactive and deliberate decision to right-size our European cost base against current demand trends while preserving our customer relationships and service capability in the region. The annualized savings from these actions, combined with the broader expense reductions implemented since late 2024, lower our break-even revenue threshold materially and put profitability within reach as revenues grow this year – before the consolidation of our transformational acquisition.

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“A key driver of our organic transition is the broad deployment of artificial intelligence across our operations, products, and customer-facing capabilities. We have embedded AI throughout our business — from intelligent customer support tools, to AI-enabled processes that allow us to scale operations, accelerate decision-making, and deliver faster, more responsive service. Our new corporate website, launched in April, was created using AI tools. AI adoption is central to how we operate and one of the primary reasons our transformation is moving faster than we originally anticipated. Ongoing investments in our technology platform and IT infrastructure continue to be of vital importance to our transition.

“The Company’s transition is comprehensive and addresses all operational and administrative functions. To this end, with full transparency in our communications and disclosures, we identified a material weakness in our internal financial controls relating to disaggregated revenue reporting, as detailed in our 2025 Form 10-K with the SEC. We are taking full accountability for bringing our systems into compliance with best practices amid our move to a new ERP system, along with the anticipated acquisition integration. We are addressing our financial controls procedures with urgency and have engaged outside resources in an effort to comply with remediation in 2026.

“The cost for these additional efforts as well as all other investments are largely being offset by operational expense reductions. Cash at quarter end declined from year-end, as expected, and we continued to have no debt until we arranged for the direct investment and acquisition announced in May. Based on the progress we have made on our transition and emerging organic demand, our visibility supports organic growth of approximately 20% in the second quarter 2026 from the first quarter, and from there we look forward to the benefits of the acquisition consolidation and synergies.”

First Quarter 2026 Financial Results

Net sales in the first quarter 2026 were $3.3 million, a reduction from $6.2 million in the first quarter 2025. The reduced sales reflect lower bookings and backlog from the fourth quarter, a function of changing dynamics in the industry. Demand for capital equipment continued to be negatively impacted by a realignment of technology spending, with AI-related investments at the forefront and a reassessment of EV capacity and manufacturing impacting the Company’s largest end market of automotive electronics.

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First quarter 2026 bookings were $4.2 million, an improvement from $3.1 million in the fourth quarter 2025 but lower than $4.6 million for the first quarter 2025. Despite the increase from the fourth quarter, bookings were impacted by similar market challenges as revenues. Regionally, first quarter 2026 bookings were strongest from customers throughout Europe and Asia, as North America demand declined with the prior year.

For the first quarter 2026, consumable adapters and services represented 81% of total revenue, providing a stable base of re-occurring revenue. Capital equipment sales represented 19% of total revenue in the first quarter. Backlog on March 31, 2026 was $2.6 million, up from $2.3 million at December 31, 2025. Deferred revenue was consistent at $1.5 million on March 31, 2026 and December 31, 2025.

Gross margin as a percentage of sales was 49.5% in the first quarter 2026, as compared to 51.6% in the first quarter 2025. The decrease in gross margin reflects lower absorption of labor and overhead cost amid the lower base of revenues. Direct material costs remained relatively steady and consistent with prior periods as the Company continued actively to mitigate the impact of tariffs and other inflationary pressures.

Operating expenses for the first quarter 2026 were $4.75 million, which included approximately $1.2 million in one-time expenses primarily related to optimization efforts at the Company’s operations in Germany, investments in the core programming platform, information systems and the ongoing transition to a new ERP system. This compares to operating expenses of $3.6 million in the first quarter 2025 which did not include any one-time items.*

Net loss in the first quarter 2026 was ($3.2) million or ($0.34) per share, compared to net loss of ($382,000) or ($0.04) per share in the first quarter 2025. The increased loss reflects lower first quarter 2026 revenue and higher one-time expenses even as ongoing operating costs were reduced from the year earlier period. Both periods include elevated overhead for annual public company expenses that are paid in the first quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation and one-time expenses, was ($1.75) million in the first quarter 2026, compared to ($98,000) in the first quarter 2025. First quarter 2026 Adjusted EBITDA includes $1.2 million of one-time expenses, as compared to no one-time expenses in the prior year period.*

The Company’s balance sheet and liquidity remained solid with cash at the end of the first quarter 2026 at $5.7 million as compared to $7.9 million on December 31, 2025.  The decreased cash balance reflects cash expenses paid annually, one-time expenses, technology platform investments, IT spending and increased inventory levels. Data I/O had net working capital of $9.3 million on March 31, 2026, compared with $12.3 million on December 31, 2025. The Company had no debt at March 31, 2026. Subsequent to the end of the first quarter, on May 14 the Company announced a private placement resulting in aggregate gross proceeds of $9 million to the Company.

Conference Call Information

A conference call discussing financial results for the first quarter ended March 31, 2026 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 5264867. The conference call will also be simultaneously webcast over the Internet; visit the Events & Webcasts section of the Data I/O Corporation website at https://www.dataio.com/investor-relations/news/events/ to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

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About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field. OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers. Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Safe Harbor/Forward Looking Statements, Disclosure Information and Non-GAAP financial Measures

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, the potential acquisition, its benefit and the timing thereof, the ability to execute definitive agreements and to obtain regulatory approval and meet other closing conditions for the planned acquisition, and any such forward-looking statements involve risks, assumptions and uncertainties. Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the timing and contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

*References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items. Reconciliations are provided in the tables of this press release. Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, and other one-time investments/expenses should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

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DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Net sales	$3,250	$6,176
Cost of goods sold	1,641	2,988
Gross margin	1,609	3,188
Operating expenses:
Research and development	1,291	1,515
Selling, general and administrative	3,462	2,050
Impairment	-	-
Total operating expenses	4,753	3,565
Operating income (loss)	(3,144)	(377)
Non-operating income (loss):
Interest income	15	38
Gain on sale of assets	-	-
Foreign currency transaction gain (loss)	(41)	(22)
Total non-operating income (loss)	(26)	16
Income (loss) before income taxes	(3,170)	(361)
Income tax (expense) benefit	-	(21)
Net income (loss)	$(3,170)	$(382)

Basic earnings (loss) per share	$(0.34)	$(0.04)
Diluted earnings (loss) per share	$(0.34)	$(0.04)
Weighted-average basic shares	9,393	9,238
Weighted-average diluted shares	9,393	9,238

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DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	March 31, 2026	December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,707	$7,901
Trade accounts receivable, net of allowance for credit losses of $29 and $29, respectively	2,394	2,841
Inventories	6,148	5,710
Other current assets	725	799
TOTAL CURRENT ASSETS	14,974	17,251

Property, plant and equipment – net	700	807
Other assets	1,950	2,118
TOTAL ASSETS	$17,624	$20,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,260	$1,227
Accrued compensation	653	958
Deferred revenue	1,495	1,464
Other accrued liabilities	2,273	1,328
Income taxes payable	4	4
TOTAL CURRENT LIABILITIES	5,685	4,981

Deferred foreign income tax	250	250
Operating lease liabilities	1,235	1,411
Long-term other payables	(8)	20

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including 200,000 shares of Series A Junior Participating Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares Issued and outstanding, 9,394,422 shares as of March 31, 2026 and 9,391,922 shares as of December 31, 2025	24,126	24,062
Accumulated deficit	(14,144)	(10,974)
Accumulated other comprehensive income (loss)	480	426
TOTAL STOCKHOLDERS’ EQUITY	10,462	13,514
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,624	$20,176

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DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended March 31,
	2026	2025
(in thousands)
Net Income (loss)	$(3,170)	$(382)
Interest (income)	(15)	(38)
Taxes	0	21
Depreciation & amortization	115	127
including impairment charge	-	-
EBITDA earnings (loss)	$(3,070)	$(272)
Equity compensation	77	174
Adjusted EBITDA, excluding equity compensation	$(2,993)	$(98)

Adjusted EBITDA, excluding equity compensation and one-time expenses/investments
Adjusted EBITDA, excluding equity compensation	$(2,993)	$(98)
One-time expenditures - Germany Restructuring	1008	-
One-time expenditures - Extraordinary IT	110	-
One-time expenditures - SalesForce Migration	30	-
One-time expenditures - PTO Adjustment	43	-
One-time expenditures - S-3 Filing expense	26	-
One-time expenditures - Halo Consulting	25	-
Adjusted EBITDA, excluding equity compensation and one-time expenditures	$(1,751)	$(98)

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